UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
 ____________________
Date of Report (Date of earliest event reported): February 7, 2018
Accenture plc
(Exact name of Registrant as specified in its charter)

Ireland	001-34448	98-0627530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Grand Canal Square,
Grand Canal Harbour,
Dublin 2, Ireland
(Address of principal executive offices)
Registrant’s telephone number, including area code: (353) (1) 646-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03 Material Modification to Rights of Security Holders

On February 7, 2018, Accenture plc (“Accenture”) held its 2018 annual general meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, Accenture’s shareholders approved an amendment to Accenture’s Articles of Association, which became effective February 7, 2018. Consistent with Irish law, the amendment permits Accenture to engage in certain transactions with its subsidiaries and affiliates, such as a merger, amalgamation or sale, lease or exchange of all or substantially all of its assets, without obtaining shareholder approval.

The amendment to Accenture’s Articles of Association is described in Accenture’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on December 15, 2017 (the “Proxy Statement”), and the description of the amendment included in the Proxy Statement is incorporated herein by reference as Exhibit 99.1. The description of the amendment to Accenture’s Articles of Association is qualified in its entirety by reference to the full text of the Amended and Restated Memorandum and Articles of Association, a copy of which is filed as Exhibit 3.1 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting, Accenture’s shareholders approved an amendment to the Amended and Restated Accenture plc 2010 Share Incentive Plan (as amended, the “Amended 2010 SIP”), which had previously been approved by the Board of Directors of Accenture (the “Board”), subject to shareholder approval.

The Amended 2010 SIP is substantially the same as the prior Amended and Restated Accenture plc 2010 Share Incentive Plan, except that it has been amended to authorize an additional 16 million shares.

The material terms of the Amended 2010 SIP are described in the Proxy Statement, and the description of the plan included in the Proxy Statement is incorporated herein by reference as Exhibit 99.2. The description of the Amended 2010 SIP is qualified in its entirety by reference to the full text of the Amended 2010 SIP, a copy of which is filed as Exhibit 10.1 hereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above under Item 3.03 is hereby incorporated by reference into this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 7, 2018, Accenture held its Annual Meeting. Accenture’s shareholders approved each of the following proposals considered at the Annual Meeting. The following chart sets forth the number and percentage of votes cast for and against, and the number of abstention votes and broker non-votes, with respect to each proposal voted upon by Accenture’s shareholders:

		For		Against		Abstained	Broker Non-Votes
1.	To re-appoint the following directors:
	Jaime Ardila	469,255,093	99.90%	460,366	0.10%	1,145,579	51,047,542
	Charles H. Giancarlo	441,864,648	94.07%	27,849,408	5.93%	1,146,982	51,047,542
	Herbert Hainer	457,746,363	99.58%	1,939,747	0.42%	1,174,928	51,047,542
	Marjorie Magner	465,935,666	99.19%	3,808,973	0.81%	1,116,399	51,047,542
	Nancy McKinstry	466,414,199	99.30%	3,307,929	0.70%	1,138,910	51,047,542
	Pierre Nanterme	451,771,392	96.67%	15,546,947	3.33%	3,542,699	51,047,542
	Gilles C. Pélisson	465,352,317	99.07%	4,352,763	0.93%	1,155,958	51,047,542
	Paula A. Price	467,609,634	99.55%	2,112,000	0.45%	1,139,404	51,047,542
	Arun Sarin	467,427,624	99.52%	2,259,017	0.48%	1,174,397	51,047,542
	Frank K. Tang	469,349,624	99.92%	352,847	0.08%	1,158,567	51,047,542
	Tracey T. Travis	468,058,933	99.65%	1,621,247	0.35%	1,180,858	51,047,542

2.	To approve, in a non-binding vote, the compensation of Accenture’s named executive officers	445,456,601	95.10%	22,945,769	4.90%	2,458,668	51,047,542
3.	To approve an amendment to the Amended and Restated Accenture plc 2010 Share Incentive Plan to increase the number of shares available for issuance(1)	448,790,679	95.31%	21,056,662	4.69%	1,013,697	51,047,542
4.	To ratify, in a non-binding vote, the appointment of KPMG LLP (“KPMG”) as Accenture’s independent auditors and to authorize, in a binding vote, the Audit Committee of the Board of Directors to determine KPMG’s remuneration	511,765,868	98.17%	9,520,855	1.83%	621,857	0
5.	To grant the Board the authority to issue shares under Irish law	516,329,328	99.12%	4,566,898	0.88%	1,012,354	0
6.	To grant the Board the authority to opt-out of pre-emption rights under Irish law	518,860,084	99.60%	2,084,491	0.40%	964,005	0
7.	To determine the price range at which Accenture can re-allot shares that it acquires as treasury shares under Irish law	515,284,046	98.92%	5,638,109	1.08%	986,425	0
8.	To approve an internal merger transaction	469,263,188	99.92%	389,561	0.08%	1,208,289	51,047,542
9.	To amend Accenture’s Articles of Association to no longer require shareholder approval of certain internal transactions	467,364,069	99.49%	2,375,484	0.51%	1,121,485	51,047,542
_______________
Percentages in chart may not total due to rounding.

(1)	As noted in the Proxy Statement, under NYSE rules, abstentions count as a vote “against” the proposal.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Memorandum and Articles of Association

10.1	Amended and Restated Accenture plc 2010 Share Incentive Plan

99.1
The section entitled “Proposal 9 - Approve an Amendment to the Company’s Articles of Association to No Longer Require Shareholder Approval of Certain Internal Transactions” included in the Proxy Statement is incorporated herein by reference

99.2	The section entitled “Proposal 3 - Approval of Amendment to the Amended and Restated Accenture plc 2010 Share Incentive Plan” included in the Proxy Statement is incorporated herein by reference

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 7, 2018	ACCENTURE PLC

	By:	/s/ Joel Unruch
	Name:	Joel Unruch
	Title:	Corporate Secretary